Exhibit 10.10

EXECUTION VERSION

AMENDMENT TO THE PARENT GUARANTY

between

NII HOLDINGS, INC.
as Parent Guarantor

and

CHINA DEVELOPMENT BANK CORPORATION

as Administrative Agent under the Sinosure Credit Agreement and the Non-Sinosure Credit Agreement

Dated as of 5 December 2014

Table of Contents

		Page

SECTION 1.	DEFINITIONS	4

SECTION 2.	AMENDMENTS TO THE PARENT GUARANTY	4

SECTION 3.	ACKNOWLEDGMENT	4

SECTION 4.	EFFECTIVENESS AND TERMINATION	4

SECTION 5.	NO NOVATION	4

SECTION 6.	MISCELLANEOUS	4

Annex 1		8
Amendment to the Parent Guaranty		8
1.	Amendments to Section 2 (Parent Guaranty) of the Parent Guaranty	8
2.	Amendments to Section 20 (Release of Liability of Parent Guarantor) of the Parent Guaranty	9
3.	Amendments to Section 11 (Covenants of Parent Guarantor) of the Parent Guaranty	9

2

AMENDMENT TO THE PARENT GUARANTY (this “Amendment”), dated as of 5 December 2014, among (i) NII Holdings, Inc., a holding company organized and existing under the laws of Delaware (the “Parent Guarantor”), and (ii) China Development Bank Corporation in its capacities as administrative agent under the Sinosure Credit Agreement and the Non-Sinosure Credit Agreement, for the benefit of the Financing Parties defined thereunder.

W I T N E S S E T H:

WHEREAS, Nextel Telecomunicações Ltda. (the “Borrower”), the persons listed as guarantors on the signature pages to the Non-Sinosure Credit Agreement (as defined below) in their capacities as guarantors (the “Guarantors”), China Development Bank Corporation, as Lender, as administrative agent (in such capacity, the “Administrative Agent”) and as arranger (in such capacity, the “Arranger”), are parties to (i) a US$250,000,000 credit agreement dated as of April 20, 2012, as amended on September 25, 2013, and as further amended and waived from time to time, which is supported by the Sinosure Insurance (the “Sinosure Credit Agreement”) and (ii) a US$250,000,000 credit agreement dated as of April 20, 2012, as amended on September 25, 2013, and as further amended and waived from time to time, which is not supported by the Sinosure Insurance (the “Non-Sinosure Credit Agreement”, together with the Sinosure Credit Agreement, the “Credit Agreements” and each a “Credit Agreement”);

WHEREAS, the Borrower has notified the Administrative Agent and has requested that the Lender agree to amend certain terms and conditions of the Credit Agreements to facilitate the balance sheet restructuring of the Parent Guarantor and certain of the Parent Guarantor’s affiliates pursuant to which the US$4,350,000,000 notes issued by NII Capital Corp. and/or NII International Telecom S.C.A. will be restructured by way of an amendment agreement to the Sinosure Credit Agreement and an amendment agreement to the Non-Sinosure Credit Agreement (together the “Credit Agreement Amendment Agreements”);

WHEREAS, the Borrower is a Subsidiary of the Parent Guarantor;

WHEREAS, the Parent Guarantor and such affiliates have commenced the Chapter 11 Cases;

WHEREAS, the Parent Guarantor will obtain benefits from the amendments contemplated in the Credit Agreement Amendment Agreements and, accordingly, desires to execute this Amendment to induce the Lender to agree to the Credit Agreement Amendment Agreements; and

WHEREAS, it is anticipated that the Parent Guaranty, as amended under the terms and subject to the conditions set forth herein, will become effective on the Parent Guaranty Amendment Effective Date (as defined below).

3

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.         DEFINITIONS.

Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Credit Agreement Amendment Agreements and the Parent Guaranty, as amended from time to time, as applicable.

SECTION 2.         AMENDMENTS TO THE PARENT GUARANTY

On the Parent Guaranty Amendment Effective Date (as defined below), the terms and conditions of the Parent Guaranty shall be amended as set forth in Annex 1 hereto.

SECTION 3.         ACKNOWLEDGMENT.

Each Party to this Amendment hereby acknowledges and agrees that (i) the terms and conditions of the Parent Guaranty in effect as of the date hereof shall continue in full force and effect unchanged, except as amended and supplemented hereby and (ii) this Amendment shall take full force or effect as of the Parent Guaranty Amendment Effective Date and the Parent Guarantor shall assume all obligations and duties under the Parent Guaranty as amended by this Amendment as of the Parent Guaranty Amendment Effective Date.

SECTION 4.         EFFECTIVENESS AND TERMINATION.

Notwithstanding anything in this Amendment to the contrary, this Amendment shall only become effective on the earlier to occur of (i) the Amendment No. 2 Closing Date (as such term is defined in each Credit Agreement Amendment Agreement) and (ii) the Parent Restructuring Effective Date (as such term is defined in each Credit Agreement Amendment Agreement) (the “Parent Guaranty Amendment Effective Date”).

SECTION 5.         NO NOVATION.

The execution of this Amendment does not constitute a novation, amendment, payment, satisfaction, performance or fulfillment of any of the obligations under the Parent Guaranty.

SECTION 6.         MISCELLANEOUS.

Section 17 (Notice), Section 19 (Consent to Jurisdiction; Service of Process; and Waiver of Trial by Jury), Section 22 (Counterparts), and Section 24 (Headings Descriptive) of the Parent Guaranty shall be incorporated into this

4

Amendment as if set forth in full herein, mutatis mutandis.

*                                   *                                   *

[Remainder of page intentionally left blank.]

5

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

NII HOLDINGS, INC., as Parent Guarantor

Notice Address:

NII Holdings, Inc.

1875 Explorer Street

Reston, VA 20190

Attention: Chief Commercial Counsel

Facsimile No: +703 390 7170

By:	/s/ Gary D. Begeman
Name:	Gary D. Begeman
Title:	EVP, General Counsel

By:	/s/ Shana C. Smith
Name:	Shana C. Smith
Title:	VP, Deputy GC

6

CHINA DEVELOPMENT BANK CORPORATION, as Administrative Agent

Notice Address:

Address:	14th Floor, CITIC Tower
No. 1093 Shennan Zhong Road
Shenzhen 518031, P.R. China
Attention:	Che Nan
Telephone No.:	+86 (755) 2594 2783
Facsimile No.:	+86 (755) 2598 7725

By:	/s/ Liu Wensheng
Name:	Liu Wensheng
Title:	Deputy General Manager of Shenzhen Branch

7

Annex 1

Amendment to the Parent Guaranty

1.            Amendments to Section 2 (Parent Guaranty) of the Parent Guaranty

(a)          Section 2 (Parent Guaranty) of the Parent Guaranty shall be amended to read in its entirety as follows:

“2.          PARENT GUARANTY

(a)          The Parent Guarantor, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety to the Financing Parties the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise pursuant to the terms of each Credit Agreement) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under each Credit Agreement and (y) all other payment obligations (including, without limitation, obligations which, but for the effect of any bankruptcy, insolvency, receivership or similar proceeding, would become payable), liabilities and indebtedness owing by the Borrower to the Financing Parties under each Financing Document to which the Borrower is a party (including, without limitation, indemnities, fees and interest thereon (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in each Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with each such Financing Document and the due performance and compliance by the Borrower with all of its payment obligations in all such Financing Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (i) being herein collectively called the “Guaranteed Obligations”);

The Parent Guarantor understands, agrees and confirms that the Financing Parties may, in accordance with Section 9, enforce this Parent Guaranty up to the full amount of the Guaranteed Obligations against the Parent Guarantor without proceeding against the Borrower or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. This Parent Guaranty is a guaranty of prompt payment and performance and not of collection.

(b)          Additionally, the Parent Guarantor, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 7.1(e) (Insolvency), Section 7.1(g) (Voluntary Insolvency Proceedings) and Section 7.1(h) (Involuntary Insolvency Proceedings(Borrower)) of each Credit Agreement, and unconditionally, absolutely and irrevocably, promises to pay such Guaranteed Obligations to the Financing Parties upon such occurrence.

8

2.             Amendments to Section 20 (Release of Liability of Parent Guarantor) of the Parent Guaranty

 Section 20 (Release of Liability of Parent Guarantor) shall be deleted in its entirety.

3.            Amendments to Section 1 (Definitions) of the Parent Guaranty

The definition of “Compliance Date” under Section 1 (Definitions) of the Parent Guarantee shall be deleted in its entirety.

4.           Amendments to Section 11 (Covenants of Parent Guarantor) of the Parent Guaranty

(a)         A new Section 11.4 (Keepwell Undertaking) of the Parent Guaranty shall be added to read in its entirety as follows:

“11.4       Keep-well Undertaking

The Parent Guarantor shall, directly or indirectly through any one or more of its Affiliates, make such equity contributions or injections and/or provide such Subordinated Restricted Intercompany Indebtedness to the Borrower in order to ensure that the Borrower has sufficient funds for the operating expenditure, capital expenditure and debt service cash requirements of such Borrower.”

9